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                                                                   EXHIBIT 10.31

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                                GoAmerica, Inc.
has requested that the marked portions of this document be granted confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934

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                                                       GoAmerica, Inc.
                                                       433 Hackensack Avennue
                                                       Hackensack, NJ 07601
GoAmerica, Inc.                                        (888) 462-4600 Toll Free
Wireless Internet Services                             (201) 996-1717
                                                       (201) 996-1772 (Fax)
                                                       www.goamerica.net

January 31, 2001

John Russell
Director, Data Strategy and Development
AT&T Wireless Services, Inc.
P.O. Box 97061
Redmond, WA 98073-9761

Dear John:

     The purpose of this letter is to amend the May 6, 1997 CDPD Value Added Reseller Agreement (the "Agreement") between GoAmerica, Inc. ("GoAmerica") and AT&T Wireless Services, Inc. ("AT&T"), as follows:

     Section 6.3 of the Agreement is amended to provide that the period within which GoAmerica may dispute an invoice is reduced from [**] days after receipt of such invoice to [**] days after receipt of such invoice. Furthermore, with respect to all invoices delivered by AT&T and received by GoAmerica to date and all charges incurred by GoAmerica through the date of the last invoice received by GoAmerica to date, neither party shall dispute such amounts due or payable.

     GoAmerica agrees that it will commit that any future disputes over invoice amounts will not be the result of a GoAmerica employee placing an End User in an incorrect or inappropriate pricing plan.

     Upon execution of this letter by AT&T, AT&T shall issue a credit in the amount of $[**] to GoAmerica for the dispute settlement with respect to May and June 2000 invoices.

     Except as amended by the terms of this letter, all other terms and conditions of the Agreement shall remain unchanged.


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     Please have an authorized officer of AT&T sign a copy of this letter in the space provided below and return a copy to the attention of Ellen Flora to indicate your agreement to the terms and conditions set forth above.

                                            Sincerely,

                                            GOAMERICA, INC.

                                            By: /s/ Joseph Korb
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                                                Joseph Korb
                                                President



ACKNOWLEDGED AND AGREED:

AT&T Wireless Services, Inc.

By: /s/ Christopher Hall
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    Name:  Christopher Hall
    Title: National Segment Manager